CONSENT OF INDEPENDENT ACCOUNTANTS





     We consent to the inclusion in this Post-Effective Amendment No. 51 to the Registration Statement of Wall Street Fund, Inc. on Form N-1A (File No. 2-10822) of our report dated February 24, 1997, on our audit of the financial statements and financial highlights of Wall Street Fund, Inc.


     We also consent to the reference to our firm under the caption "Financial Highlights" in the Statement of Additional Information.



Coopers & Lybrand L.L.P.

New York, New York
April 17, 1997